EXHIBIT 21.1

RESMED INC.

SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 30, 2019

Company	Jurisdiction of Formation
ResMed Corp.	Minnesota
ResMed (Malaysia) Sdn Bhd	Malaysia
ResMed (UK) Limited	United Kingdom
ResMed (EPN) Limited	United Kingdom
ResMed Asia Pacific Pty Limited	Australia
ResMed Beteiligungs GmbH	Germany
ResMed Finland OY	Finland
ResMed Holdings Pty Limited	Australia
ResMed Hong Kong Limited	Hong Kong
ResMed Germany Inc.	Delaware
ResMed KK	Japan
ResMed Pty Limited	Australia
ResMed Asia Operations Pty Ltd	Australia
ResMed New Zealand Limited	New Zealand
ResMed GmbH Verwaltung	Germany
ResMed GmbH and Co KG	Germany
ResMed SAS	France
ResMed Sweden AB	Sweden
ResMed Motor Technologies Inc.	Delaware
ResMed Schweiz AG	Switzerland
ResMed Austria Medizintechnik GmbH	Austria
ResMed R&D Germany GmbH	Germany
ResMed Deutschland GmbH	Germany
ResMed Medizintechnik GmbH	Germany
ResMed Brasil Ltda	Brazil
ResMed Colombia SAS	Colombia
ResMed Norway AS	Norway
ResMed Nederland BV	Netherlands
ResMed Paris SAS	France
ResMed Mexico, S de R.L. de C.V.	Mexico
ResMed India Private Ltd	India
ResMed (Beijing) Medical Device Co., Ltd	China
ResMed Enterprise Management (Shenzhen) Co., Ltd	China
Healing Partner Limited	Hong Kong
ResMed European Operations B.V	Netherlands
ResMed Malaysia Operations Sdn Bhd	Malaysia
ResMed Sensor Technologies Ltd	Republic of Ireland
ResMed Humidification Technologies GmbH	Germany
Healthcare Investment Holdings Pty Ltd	Australia
ResMed Halifax Inc.	Canada
ResMed Korea Ltd	Republic of Korea
ResMed Taiwan Co., Ltd	Taiwan
ResMed European Holdings Ltd	United Kingdom
ResMed Polska Sp Zoo	Poland
ResMed CZ s.r.o.	Czech Republic
ResMed Sleep Solutions Limited	United Kingdom
ResMed Capital Holdings Pty Ltd	Australia
ResMed Investment Holdings Pty Ltd	Australia
Jaysec Technologies LLC	Tennessee
CPAP Australia Pty Limited	Australia
Sleep and Breathing Solutions Pty Limited	Australia
ResSleep International Pty Limited	Australia
ResSleep Pty Ltd	Australia
ResSleep Franchise Pty Ltd	Australia
NewSleep Pty Ltd	Australia
KewSleep Pty Ltd	Australia
EdenSleep New Zealand Limited	New Zealand
Bennett Precision Tooling Pty Limited	Australia
Inova Labs, Inc.	Delaware

Brightree LLC	Delaware
Brightree Services LLC	Delaware
Brightree Home Health & Hospice LLC	Delaware
MedAct, LLC	Texas
Brightree Patient Collections LLC	Delaware
Brightree Limited	United Kingdom
Curative Medical Technology Inc.	Cayman Islands
Curative Medical (Hong Kong) Ltd	Hong Kong
Curative Medical Devices GmbH	Germany
Curative Medical Technology (Beijing) Ltd	China
Curative Medical Technology (Suzhou) Ltd	China
ResMed Maribo A/S	Denmark
ResMed Operations Inc.	Delaware
ResMed Global Holdings Ltd	United Kingdom
Resmed Asia Pte Ltd	Singapore
ResMed Data Solutions, Ltd.	Republic of Ireland
ResMed Asia (Thailand) Co., Ltd	Thailand
Healthcarefirst Holding Company	Delaware
HCF Holdco Company	Delaware
Healthcarefirst, Inc.	Texas
CareFacts Information Systems, LLC	Minnesota
Lewis Computer Services, LLC	Delaware
HB Healthcare Ltd	Korea
MatrixCare Holdings, Inc	Delaware
MatrixCare, Inc	Delaware
MatrixCare India Private Limited	India
Reciprocal Labs Corporation (dba Propeller Health)	Delaware
Propeller Health UK, Ltd.	United Kingdom